EXHIBIT 99.1


TUESDAY, MARCH 6TH, 2001

COMPANY PRESS RELEASE: FOR IMMEDIATE RELEASE, MARKETING

SAC TECHNOLOGIES, INC. DBA BIO-KEY(TM)INTERNATIONAL INTRODUCES ITS WEB-KEY(TM)PRODUCT AT THE INTEL(R)DEVELOPER FORUM; COLLABORATES WITH INTEL CORPORATION IN DEMONSTRATING HEIGHTENED E-COMMERCE SECURITY THROUGH ADVANCED BIOMETRIC FINGER IDENTIFICATION

Minneapolis Minnesota--March 6th, 2001--SAC Technologies, Inc. (OTC BB: SACM) dba BIO-key International, introduced and demonstrated its Internet security product, WEB-key(TM), at the Intel(R) Developer Forum (IDF) held last week in San Jose California. WEB-key is a `true user identification(TM)' security solution for Internet/intranet environments and e-business operations operating on Intel(R) platforms.

BIO-Key provides both true security and personal privacy in e-commerce transactions. The WEB-Key solution was presented at IDF in the Intel(R) Itanium(TM) Processor Platform Showcase and included within a keynote presentation given by an Intel executive. To illustrate how exceptional security and convenience can coexist, BIO-key, in collaboration with Intel(R), developed EVACATION (a fictitious e-tailer) as a proof-of-concept demonstration for e-commerce applications. eVacation demonstrated how consumers can visit their favorite travel site to book a vacation (or any other e-commerce Web site) and make an online purchase without entering a member ID, password or credit card number, illustrating how WEB-key can enhance both security and convenience for B2C and B2B e-commerce at extremely high speeds and scalability.

INDUSTRY TAKES NOTE OF BIO-KEY'S WEB-KEY PRODUCT
The WEB-key demonstrations drew interest from a number of participants at the Intel Developer Forum as a potential solution for e-commerce security. BIO-key intends to meet with these participants and other companies to explore the use of the WEB-key product. Industry analysts project that during the next few years biometric technologies will begin to replace many traditional technologies that are currently being used for authentication and access control. BIO-key believes its WEB-key product is well positioned to provide security and user convenience for Internet/intranet environments and e-commerce applications in the growing biometric marketplace.

WEB-KEY `TRUE USER IDENTIFICATION(TM)' SECURITY AS AN EASY TO USE E-COMMERCE SOLUTION
WEB-key `true user identification' means that you know who the user is--not just who they say they are, which is essential for remote user security. This level of security can only be achieved when data access is based entirely on an identity trait that can't be transferred, lost, or stolen. A fingerprint has long been considered just such a trait. BIO-key International has pioneered the development of high performance, secure, one-to-many fingerprint identification technology that can be used without a password, PIN, smartcard, cached user ID or other identifying data. WEB-key is packaged in an easy to use browser plug-in for Windows clients and Web server plug-in supporting COM and Java; creating a heightened level of security and user convenience for e-commerce and Web-based transaction applications. The enhanced security capabilities inherent in the WEB-key product come from its ability to perform highly secure user finger identification at the server not on the client. WEB-key's use of session control and triple-encryption ensures an additional level of security in all communications across the networks.

Fingerprint identification has historically been difficult to employ online without additional personal data to speed up the identification process. All that changes with WEB-key. WEB-key utilizes BIO-key's advanced, patent-pending identification algorithm called `Vector Segment Technology(TM)' (VST). Using VST, WEB-key captures enough data from the fingerprint alone to identify registered users. Whats more, WEB-key stores this data as a compact mathematical model, enabling rapid comparison against databases of any size. Because WEB-key stores the fingerprint as a mathematical model, no fingerprint image is stored on the user's machine or in a database. In addition, the proprietary mathematical model itself cannot be disassembled to reproduce the fingerprint, providing a level of personal privacy, security and fraud protection that is unattainable with traditional systems that employ passwords, PINs' or smart cards.


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Safe-Harbor Statement:
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Statements contained herein and by other public statements by the Company and its officers, other than historical data, constitute forward-looking statements. When used in this document, the words "estimate," "project," "intends," "expects," "believes" and similar expressions are intended to identify forward-looking statements regarding events and financial trends that may affect the Company's future operating results and financial position. Such statements are not guarantees of future performance or events and are subject to risks and uncertainties that could cause the Company's actual results, events or financial position to differ materially from those included within the forward-looking statements. These factors include, but are not limited to, the Company's ability to successfully develop its technology, which meets or exceeds specifications according to contractual performance criteria, as well as those risks set forth in the Company's Annual Report on SEC Form 10-KSB and other Securities and Exchange Commission filings. The Company undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

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CONTACT: SAC Technologies, Inc. dba
            BIO-key International
            1285 Corporate Center Drive Suite 175
            Eagan, Minnesota 55121
            651 687-0414
            Jeffry Brown
            jbrown@bio-key.com
            www.bio-key.com